Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-255613 on Form S-8, Registration Statement No. 333-220507 on Form S-8 and Registration Statement No. 333-257542 on Form S-3 of our reports dated February 20, 2024, relating to the financial statements of JBG SMITH Properties, and the effectiveness of JBG SMITH Properties’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of JBG SMITH Properties for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
McLean, Virginia
February 20, 2024